EXHIBIT 10.2
LOCK-UP AND STOCK PLEDGE AGREEMENT
     THIS LOCK-UP AND STOCK PLEDGE AGREEMENT (this “Agreement”), dated September 14, 2009, by and among GRAYMARK HEALTHCARE, INC., an Oklahoma corporation (the “Company”), SDC HOLDINGS, LLC, an Oklahoma limited liability company (“SDC”), AVASTRA SLEEP CENTRES LIMITED (in liquidation) f/k/a Avastra, Ltd., an Australian corporation (“Parent”) and AVASTRAUSA, INC., a Delaware corporation (“Avastra”). Parent and Avastra are referred to collectively herein, as the “Stockholders.”
     A. SDC is a wholly owned subsidiary of the Company.
     B. SDC, Parent and Avastra entered into that certain Stock Sale Agreement dated August 19, 2009, as amended by that certain First Amendment to Stock Sale Agreement dated August 23, 2009, and as further amended by that certain Second Amendment to Stock Sale Agreement dated as of the date hereof (the “Stock Sale Agreement”) pursuant to which SDC agreed to purchase and Avastra agreed to sell 100% of the issued and outstanding capital stock of (i) somniTech, Inc., a Kansas corporation, and somniCare, Inc., a Kansas corporation (collectively “Somni”), and (ii) Avastra Eastern Sleep Centers, Inc., a New York corporation (“Eastern”).
     C. Pursuant to the Stock Sale Agreement, as a portion of the consideration for the purchase of the Eastern capital stock, Avastra directed the Company to issue to Parent a number of shares of its common stock, par value $.0001 (the “Company Common Stock”) valued at $1,344,000 based on the average of the closing price of the Company Common Stock on the Nasdaq Capital Market for the twenty (20) trading days prior to the closing of the purchase of the Eastern capital stock (the “Stock Consideration”).
     D. Pursuant to the Stock Sale Agreement, the Stock Consideration shall be subject to the terms of a lock-up agreement.
     E. SDC may make claims against Parent pursuant to Section 7(b) of the Second Amendment to Stock Sale Agreement dated as of the date hereof (a “Claim”).
     F. The parties desire to enter into this Agreement contemporaneously with the closing of the purchase of the Eastern capital stock to (i) provide for the issuance of the Stock Consideration, (ii) restrict the sale, assignment, transfer, conveyance, hypothecation or alienation of the Stock Consideration, (iii) provide for the pledge of the Stock Consideration to SDC to secure SDC’s rights to make a Claim against the Stock Consideration, and (iv) provide for the procedures for asserting and recovering for a Claim against the Stock Consideration, all on the terms set forth below.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Issuance of Company Common Stock. Upon closing of the purchase of the Eastern capital stock, the Company shall issue in the name of Parent stock certificates representing ownership of an aggregate of 652,795 shares of Company Common Stock. The parties acknowledge and agree that the 652,795 shares of Company Common Stock issued pursuant hereto have a value of $1,344,000.
     2. Stockholders’ Representations and Warranties. The Stockholders jointly and severally represent and warrant as follows:
          (a) The Stock Consideration will be acquired for the Stockholders’ own accounts without the participation of any other person, with the intent of holding the Stock Consideration for investment and without the intent of participating, directly or indirectly, in a distribution of the Stock Consideration and not with a view to, or for resale in connection with, any distribution of the Stock Consideration.
          (b) The Stockholders have such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. The Stockholders recognize and acknowledge that an investment in the Company involves a high degree of risk. The Stockholders are able to bear the economic risks of the investment in the Stock Consideration, including the risk of a complete loss of the value of the Stock Consideration.
          (c) The Stockholders have had adequate opportunity to review the Company’s reports filed with the Securities and Exchange Commission (the “Company SEC Reports”) and to ask questions of and receive answers from the Company with respect to the information contained in the Company SEC Reports.
          (d) The Stockholders acknowledge that neither the Company nor any of its agents, employees or affiliates has made any representations or warranties, oral or otherwise, concerning the Company, other than those set forth herein or contained in the Company SEC Reports. In making the decision to accept Stock Consideration as a portion of the consideration for SDC’s purchase of the Eastern capital stock, the Stockholders did not rely upon any information other than as set forth herein or the results of the Stockholders’ independent review of the Company SEC Reports.
          (e) The Stockholders understand and agree that the Stock Consideration will be issued to Parent without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof and the rules and regulations promulgated thereunder.
          (f) The Stock Consideration cannot be offered for sale, sold or transferred by Parent other than pursuant to: (i) (A) an effective registration under the Securities Act, or (B) an exemption from registration under the Securities Act; (ii) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions; and (iii) the restrictions on sale contained in Section 4 of this Agreement. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws.
          (g) The Stockholders understand that there will be placed on the certificates for the Stock Consideration, or any substitution therefore, in addition to any other legend which may be required, a legend stating in substance:
THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES ACT OF ANY OTHER STATE, AND THE SHARES MAY NOT BE RESOLD, ASSIGNED OR TRANSFERRED BY A PURCHASER THEREOF WITHOUT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER APPLICABLE STATE SECURITIES LAW OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE IN THE OPINION OF COUNSEL TO THE COMPANY.
FURTHERMORE, THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A LOCK-UP AND PLEDGE AGREEMENT DATED SEPTEMBER 14, 2009, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE.
     3. Representations of the Company. The Company hereby represents and warrants to the Stockholders that:
          (a) The Stock Consideration has been duly authorized and, when issued in accordance with the Stock Sale Agreement, will be duly and validly issued, fully paid, and nonassessable, free and clear of all liens and preemptive rights.
          (b) The Company has filed all Company SEC Reports required to be filed with the Securities and Exchange Commission and as of their respective dates, such Company SEC Reports complied in all material respects with the applicable securities laws. As of their respective dates, none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been corrected by subsequent filings with the Securities and Exchange Commission.
          (c) No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the sale of the Stock Consideration.
     4. Lock-Up.
          (a) Parent irrevocably agrees that, without the prior written consent of the Company, Parent will not have the right to, directly or indirectly: (a) offer for sale, sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition at any time in the future of) any Restricted Company Common Stock (as defined below) or (b) publicly disclose the intention to do any of the foregoing. For purposes of this Agreement, “Restricted Company Common Stock” means: (i) for the period beginning on the date of this Agreement and ending on September 13, 2010, all of the Stock Consideration; (ii) for the period beginning on September 14, 2010 and ending on December 13, 2010, 489,596 shares of the Stock Consideration; (iii) for the period beginning on December 14, 2010 and ending on March 13, 2011, 326,398 shares of the Stock Consideration; (iv) for the period beginning on March 14, 2011 and ending on June 13, 2011, 163,199 shares of the Stock Consideration; and (v) after June 14, 2011, none of the Stock Consideration.
          (b) Nothing herein shall prohibit Parent from (i) acquiring any of the Company’s securities, (ii) surrendering any of the Company’s securities pursuant to the terms of a merger or consolidation approved by the Board of Directors of the Company and a majority of the shareholders of the Company, (iii) tendering any of the Company’s securities pursuant to a tender offer made in compliance with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and approved by the Company, (iv) disposing of any of the Company’s securities acquired by Parent in open market transactions, or (v) disposing of any of the Company’s securities by distributions to Parent’s shareholders, partners or members, provided such shareholders, partners or members agree to be bound in writing by the restrictions set forth in this Agreement.
          (c) Once Parent is entitled to sell shares of the Company Common Stock comprising the Stock Consideration pursuant to Section 4(a), which shares are represented by a certificate on which appears a legend referencing the restrictions set forth in Section 4(a), the Company shall deliver to Parent (i) a replacement certificate without such legend for such shares within five (5) business days of Parent’s request therefor and delivery to the Company of the certificate bearing such restrictive legend (the “original certificate”) and (ii) a replacement certificate with the restrictive legend for any additional shares evidenced by the original certificate that remain subject to the restrictions set forth in Section 4(a).
     5. Stock Pledge.
          (a) Parent hereby pledges and grants to SDC a security interest in all of the Restricted Company Common Stock.
          (b) SDC shall perfect the security interest granted pursuant to Section 5(a) above by taking possession of the stock certificates representing the Restricted Company Common Stock. The Company shall deliver the stock certificates for the Restricted Company Common Stock directly to SDC upon the date of this Agreement. Additionally, Parent shall execute an assignment separate from certificate with respect to the Restricted Company Common Stock and deliver it to SDC upon closing of this Agreement.
          (c) That portion of the Restricted Company Common Stock that is pledged pursuant to Section 5(a) above, shall secure the payment of any and all Claims made by SDC against the Stockholders under the terms of the Stock Sale Agreement, subject to the last sentence of the third to last paragraph of Section 6 of the Second Amendment to Stock Sale Agreement dated as of the date hereof.
          (d) Following closing of the acquisition of the Eastern capital stock, upon request by SDC, Parent shall execute and deliver any such documents reasonably requested by SDC (including additional blank assignments separate from certificate) to be used by SDC in enforcing its rights under this Agreement.
          (e) During the period any Restricted Company Common Stock is pledged hereunder, Parent shall be entitled to vote all such Restricted Company Common Stock, have the inspection rights as a shareholder of the Company (in accordance with applicable Oklahoma law), and receive all dividends or distributions with respect to such Restricted Company Common Stock.
     6. Opinion of Counsel. Subject to the terms of Section 4(a), within ten (10) business days of Parent’s request therefor, the Company shall use commercially reasonable efforts to cause the Company’s counsel to deliver to Parent an opinion of counsel in a form satisfactory to the Company, which provides that Parent may sell shares of the Company Common Stock comprising the Stock Consideration within the limitation of the exemptions provided by Rule 144 under the Securities Act; provided that Parent has satisfied the requirements for such exemptions.
     7. Claim Procedures.
          (a) SDC may make a Claim against the Restricted Company Common Stock by giving notice (a “Notice”) to Parent specifying (i) the Assumption contained in the Stock Sale Agreement that it asserts has been breached or otherwise entitles SDC to recovery for a Claim and (ii) in reasonable detail, the damage actually incurred by SDC, and the nature and dollar amount of such Claim.
          (b) If Parent shall give a notice to SDC (a “Counter Notice”) within 30 days following the giving of a Notice disputing the existence of a Claim, SDC and Parent shall attempt to resolve such dispute by voluntary settlement as provided in paragraph 6(c) below. If no Counter Notice with respect to a Claim is received by SDC from Parent within such 30-day period, the Claim shall be deemed to be an Established Claim (as defined below) for purposes of this Agreement.
          (c) If Parent delivers a Counter Notice to SDC, Parent and SDC shall, during the period of 60 days following the giving of such Counter Notice or such greater period of time as the parties may agree to in writing, attempt to resolve the dispute with respect to which the Counter Notice was given. If Parent and SDC shall reach a settlement with respect to any such dispute, they shall execute a written agreement setting forth the terms of such settlement. If Parent and SDC shall be unable to reach a settlement with respect to a dispute, such dispute shall be resolved by arbitration pursuant to Section 10 of the Stock Sale Agreement.

          (d) As used in this Agreement, “Established Claim” means any (i) Claim deemed established pursuant to the last sentence of Section 7(b) above, (ii) Claim resolved in favor of SDC by settlement pursuant to Section 7(c) above, to the extent that it results in a dollar award to SDC, or (iii) Claim established by the decision of an arbitrator pursuant to Section 7(c) above, to the extent that it results in a dollar award to SDC.
          (e) Payment of an Established Claim shall be made in shares of the Company Common Stock pledged to SDC pursuant to this Agreement. For purposes of each payment, such shares shall be valued at the “Fair Market Value” (as defined below). After a Claim becomes an Established Claim, SDC shall have the authority to deliver to the Company’s transfer agent, with simultaneous notice to Parent (i) stock certificates representing Parent’s Company Common Stock pledged pursuant to this Agreement, (ii) any necessary assignments separate from certificate executed by Parent, and (iii) written instructions to transfer to SDC a number of shares having a Fair Market Value equal to the amount of the Established Claim. The written instructions to the transfer agent shall instruct the transfer agent to issue new certificates in the name of Parent representing the shares of Company Common Stock remaining, if any, after payment of the Established Claim. SDC shall continue to hold any such new certificates pursuant to the terms of this Agreement. As used herein, “Fair Market Value” means the average reported closing price for the Company Common Stock for the twenty (20) trading days ending on the last trading day prior to the day the Established Claim is paid.
          (f) Parent and SDC shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to SDC in accordance with this Agreement and in implementing the procedures necessary to effect such payments.
     8. Release of Pledged Shares. Unless there is a pending Claim at such time, SDC shall release the security interest with respect to shares of Company Common Stock and shall deliver stock certificates representing such shares as promptly as reasonably practicable to Parent and shall execute any and all documents necessary to release the security interest upon the earlier of: (a) such Company Common Stock no longer being Restricted Company Common Stock and (b) eighteen months from the date of this Agreement.
     Any shares of Company Common Stock that were due to be released but were not released because of the existence of a pending Claim shall be promptly released following resolution of all pending Claims pursuant to Section 7 of this Agreement. Shares transferred to SDC in payment of an Established Claim shall be counted as shares that have been released when determining the number of shares to release according to the percentages set forth above.
     9. Advisory Director. The Company shall comply with the obligations relating to the Advisory Director (as such term is defined in the Stock Sale Agreement) set forth in Section 3(b)(iii) of the Stock Sale Agreement.
     10. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their respective successors, heirs and permitted assigns.

     11. Governing Law. The laws of the State of Oklahoma applicable to contracts made and to be performed entirely within the State of Oklahoma shall govern all matters arising out of or relating to this Agreement.
     12. Notices. Any notice, request, instruction or other communication to be given hereunder by any party to another shall be given by hand delivery, facsimile, certified or registered mail (return receipt requested) or by recognized overnight express service, addressed to the respective party or parties at the following addresses:
(a)	If to the Company or SDC at

c/o Graymark Healthcare, Inc. 210 Park Avenue, Suite 1350 Oklahoma City, Oklahoma 73102 Attn: Ashley Tate Fax No.: (405) 601-4550

(b)	If to Parent, at

c/o Sheahan Lock Partners Level 8, 26 Flinders Street Adelaide SA 5000, Australia Attn: Messrs Ian Lock and John Sheahan Fax No.: +61 8 8231 0370

With copy to:

Hartzog Conger Cason & Neville 201 Robert S. Kerr Avenue 1600 Bank of Oklahoma Plaza Oklahoma City, Oklahoma 73102 Attn: Armand Paliotta and Jay Griffin
or to such other address or addresses as any party may designate to the others by like notice as hereinabove set forth. Any notice given hereunder shall be deemed given and received on the date of hand delivery, the date sent by facsimile so long as the notice and confirmation are sent the same day and such day is a business day (otherwise on the next business day) or three (3) business days after deposit with the United States Postal Service if sent by mail to an address within the United States as provided above (otherwise, notice will be deemed given and received seven (7) business days after deposit with the United States Postal Service if sent by mail to an address outside the United States as provided above), or one business day after delivery to a recognized overnight express service for next day delivery, as the case may be.

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

GRAYMARK HEALTHCARE, INC.
By:	/s/ Stanton Nelson
	Name:	Stanton Nelson
	Title:	Chief Executive Officer

SDC HOLDINGS, LLC
By:	/s/ Stanton Nelson
	Name:	Stanton Nelson
	Title:	Chief Executive Officer

AVASTRA SLEEP CENTRES LIMITED
By:	/s/ JOHN SHEAHAN
	Name:	John Sheahan
	Title:	Administrator

AVASTRAUSA, INC.
By:	/s/ MILTON ERMAN
	Name:	Milton Erman
	Title:	President